EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this post effective amendment No. 1 to the registration statement on Form S-3 (File No. 333-58311) of our report dated April 14, 1997, on our audit of the financial statements of Hayes Computer Systems, Inc., as of January 31, 1997, and for the ten months ended January 31, 1997. We also consent to the reference to our firm under the caption "Experts."

PricewaterhouseCoopers LLP

Miami, Florida
December 7, 1998